                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             PAIN THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         (PAIN THERAPEUTICS, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2002

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 30, 2002 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, for the following purposes:

          1. To elect Gert Caspritz, Ph.D. and Richard G. Stevens, CPA, as Class II Directors, each to serve for a three year term and until their successors are duly elected and qualified (Proposal One);

          2. To approve the amendment of the Company's 1998 Stock Plan to provide for (i) initial stock option grants to non-employee directors to purchase 25,000 shares of Common Stock to be granted on the date of the first Board of Directors or other Committee meeting attended by a non-employee director and (ii) an increase in annual stock option grants to non-employee directors from 20,000 shares to 25,000 shares of Common Stock to be granted on the date of each Annual Meeting of Stockholders (Proposal
     Two);

          3. To approve the option grant limitations contained in the 1998 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Proposal Three);

          4. To ratify the appointment of Ernst & Young LLP as independent public accountants to the Company for the fiscal year ending December 31, 2002 (Proposal Four); and

          5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 11, 2002 are entitled to notice of and to vote at the meeting.

                                         Sincerely,

                                         -s- Michael J. O'Donnell

                                         Michael J. O'Donnell
                                         Secretary

South San Francisco, California
April 26, 2002

                             YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 26, 2002. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

     - COMPLETE AND RETURN A WRITTEN PROXY CARD

     - ATTEND THE COMPANY'S 2002 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

                            PAIN THERAPEUTICS, INC.
                                416 BROWNING WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Pain Therapeutics, Inc. (which we will refer to as the "Company" throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, on Thursday, May 30, 2002, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-8200.

     The Company's Annual Report and Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2001, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy, the Company's Annual Report and Annual Report on Form 10-K will first be mailed on or about April 26, 2002 to all stockholders entitled to vote at the meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO PAIN THERAPEUTICS, INC., 416 BROWNING WAY, SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: MANAGER, INVESTOR RELATIONS.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on April 11, 2002 (which we will refer to as the "Record Date" throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the "Common Stock"), and one series of undesignated Preferred Stock ("the Preferred Stock"), $0.001 par value per share. As of the Record Date, 120,000,000 shares of the Company's Common Stock were authorized and 27,166,603 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of the Company's Preferred Stock were authorized and none were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Company at its principal offices (Attention: Manager, Investor Relations) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) attending the meeting and voting in person.

VOTING

     On all matters, each share has one vote. See Proposal One -- Election of Two Class II Directors -- Vote Required, Proposal Two -- Amendment to the Company's 1998 Stock Plan -- Vote Required and Proposal Three -- Approval for Option Grant Limitations -- Vote Required.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting ("Votes Cast") will be tabulated by the Inspector of Elections (the "Inspector") who will be a representative from Mellon Investor Services, the Company's Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) to approve the amendment of the Company's 1998 Stock Plan to provide for (a) initial stock option grants to non-employee directors to purchase 25,000 shares of Common Stock to be granted on the date of the first Board of Directors or other Committee meeting attended by a non-employee director and (b) an increase in annual stock option grants to non-employee directors from 20,000 shares to 25,000 shares of Common Stock to be granted on the date of each Annual Meeting of Stockholders; (iii) approval of the option grant limitations contained in the 1998 Stock Plan for purposes of
Section 162(m) of the Internal Revenue Code of 1986 as amended; (iv) for the ratification of Ernst & Young LLP as independent public accountants to the Company for the fiscal year ending December 31, 2002; and (v) upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided in (i) above.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company's bylaws and the rules established by the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting of Stockholders must be received by the Company no later than December 20, 2002, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2003 Annual Meeting of Stockholders that is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Exchange Act but after December 20, 2002 and on or before March 5, 2003, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's 2003 Annual Meeting.

                                  PROPOSAL ONE

                       ELECTION OF TWO CLASS II DIRECTORS

NOMINEES

     The Company's Board of Directors has six authorized directors and currently consists of six members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

     - Class I consists of Michael J. O'Donnell and Nadav Friedmann, M.D., Ph.D., who will serve until the 2004 Annual Meeting of Stockholders;

     - Class II consists of Gert Caspritz, Ph.D. and Richard G. Stevens, CPA, who will serve until the 2002 Annual Meeting of Stockholders, and who stand for re-election as Class II directors at the meeting; and

     - Class III consists of Remi Barbier and Sanford R. Robertson, who will serve until the 2003 Annual Meeting of Stockholders.

     In October 2001, Nadav Friedmann, M.D., Ph.D., a director, joined the Company as an employee and resigned from both the Compensation Committee and the Audit Committee. In February 2002, the Board of Directors increased the number of authorized directors from five to six and appointed Richard G. Stevens, CPA, as a director and as a member of the Audit Committee.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If either nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

     The nominees for the Class II Directors and their biographical information are as follows:

     - Gert Caspritz's biographical information can be found below in the Directors and Executive Officers section.

     - Richard G. Stevens' biographical information can be found below in the Directors and Executive Officers section.

     The Company is not aware of any reason that either nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the Company's Annual Meeting of Stockholders held in 2005 or until a successor has been elected and qualified. Other than the relationships noted in the section "Certain Business Relationships," there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

VOTE REQUIRED

     Directors will be elected by a plurality vote of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Quorum; Abstentions; Broker Non-Votes."

                  THE CLASS I AND III DIRECTORS RECOMMEND THAT
           STOCKHOLDERS VOTE FOR THE CLASS II NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

            AMENDMENT TO THE PAIN THERAPEUTICS, INC. 1998 STOCK PLAN

     Proposal two pertains to the amendment to the Pain Therapeutics, Inc. 1998 Stock Plan. The purpose of the amendment is to provide for (i) initial stock option grants to non-employee directors to purchase 25,000 shares of Common Stock to be granted on the date of the first Board of Directors or other Committee meeting attended by a non-employee director and (ii) an increase in annual stock option grants to non-employee directors from 20,000 shares to 25,000 shares of Common Stock to be granted on the date of each annual meeting of stockholders.

     The Board of Directors believes that it is necessary to offer stock-based compensation to attract and retain top-level executives as members of the Company's Board of Directors, and it recommends standardization of these stock grants. At the present time, compensation for non-employee directors is limited to stock options in an effort to attract directors who are concerned with increasing shareholder value.

     The following is a summary description of the 1998 Stock Plan.

DESCRIPTION OF THE PAIN THERAPEUTICS, INC. 1998 STOCK PLAN

     General. The purpose of the 1998 Stock Plan is to help the Company attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company's employees, directors and consultants and the employees and consultants of the Company's parent and subsidiary companies and to promote the success of the Company's business. Options granted under the 1998 Stock Plan may be either incentive stock options or nonstatutory stock options.

     Shares Reserved for Issuance Under the Plan. As of April 11, 2002, a total of 7,000,000 shares of the Company's Common Stock were reserved for issuance pursuant to the 1998 Stock Plan. In addition, the 1998 Stock Plan provides that annual increases in the number of shares available for issuance thereunder will be added on the first day of each fiscal year equal to the lesser of (i) 5% of the outstanding shares of Common Stock on the last day of the Company's immediately preceding fiscal year, (ii) 2,000,000 shares of Common Stock, or
(iii) an amount the Board of Directors may determine.

     Administration. The 1998 Stock Plan may generally be administered by the Company's Board of Directors or any of its committees as shall be administering the plan, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the 1998 Stock Plan.

     Eligibility. Nonstatutory stock options may be granted to the Company's employees, directors and consultants and to employees and consultants of any of the Company's parent or subsidiary companies, referred to as service providers. Incentive stock options may be granted only to the Company's employees and to employees of any of the Company's parent or subsidiary companies. The administrator, in its discretion, selects which of the Company's service providers to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of the Company's executive officers. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1998 Stock Plan provides that no service provider may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of the Company's Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 1,000,000 shares of the Company's common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option and a nonstatutory stock option intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue

     Code of 1986, as amended ("Code") may not be less than 100% of the fair market value of the Company's Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted.

          (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1998 Stock Plan permits payment to be made by cash, check, promissory note, other shares of the Company's Common Stock (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to an optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The administrator determines the term of each option granted under the 1998 Stock Plan. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Service. If an optionee's service relationship with the Company terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within thirty (30) days of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship with the Company terminates due to the optionee's death or disability, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination.

          (e) Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 1998 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Stock Plan as may be determined by the administrator.

     Automatic Option Grants to Non-Employee Directors. If the stockholders approve the proposed amendment to the 1998 Stock Plan, an automatic grant of 25,000 shares of Common Stock will be made to a director who first becomes a non-employee director (except those directors who become non-employee directors by ceasing to be employee directors) on the date he or she first attends a meeting of the Board of Directors or one of its committees. If the stockholders approve the proposed amendment to the 1998 Stock Plan, each non-employee director will automatically be granted an option to purchase 25,000 shares of Common Stock on the date of the Company's annual stockholder's meeting, provided he or she will have served on the Company's Board of Directors as of such date. All options automatically granted to non-employee directors will (i) vest as to 25% of the shares subject to the option on each anniversary of the date of grant, subject to his or her continuing to serve as a member of the Board of Directors on such date, (ii) be exercisable only while he or she remains a member of the Board of Directors, (iii) have a term of 10 years, and (iv) have an exercise price equal to 100% of the fair market value per share of Common Stock on the date of grant.

     Adjustments Upon Changes in Capitalization. In the event that the Company's Common Stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Stock Plan, the number of shares that may be added to the 1998 Stock Plan on an annual basis, the number of shares that may be granted to an optionee in any year and in connection with an optionee's initial employment with the

Company, the number and class of shares of stock subject to any option outstanding under the 1998 Stock Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable.

     In connection with the Company's merger with or into another corporation or a sale of all or substantially all of the Company's assets, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend or terminate the 1998 Stock Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 1998 Stock Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1998 Stock Plan without the written consent of the optionee. Unless terminated earlier, the 1998 Stock Plan shall terminate ten (10) years from the date the 1998 Stock Plan was adopted by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company's. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by the Company's employee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     The foregoing is only a summary of the effect of federal income taxation upon the Company and optionees with respect to the grant and exercise of options under the 1998 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

VOTE REQUIRED

     The approval of the Amendment to the 1998 Stock Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE 1998 STOCK PLAN PROVIDING FOR (I) INITIAL STOCK OPTION GRANTS
   TO NON-EMPLOYEE DIRECTORS TO PURCHASE 25,000 SHARES OF COMMON STOCK TO BE GRANTED ON THE DATE OF THE FIRST BOARD OF DIRECTORS OR OTHER COMMITTEE MEETING
ATTENDED BY A NON-EMPLOYEE DIRECTOR AND (II) AN INCREASE IN ANNUAL STOCK OPTION
 GRANTS TO NON-EMPLOYEE DIRECTORS FROM 20,000 SHARES TO 25,000 SHARES OF COMMON
  STOCK TO BE GRANTED ON THE DATE OF EACH ANNUAL MEETING OF THE STOCKHOLDERS.

                                 PROPOSAL THREE

 APPROVAL OF THE OPTION GRANT LIMITATIONS CONTAINED IN THE 1998 STOCK PLAN FOR
  PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

     The Company's 1998 Stock Plan currently provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. In addition, the Plan provides that, notwithstanding the foregoing limitation, no employee, director or consultant may be granted, in connection with such person's initial service with the Company, options to purchase more than 1,000,000 shares of Common Stock.

     The purpose of these limits is to allow compensation associated with options granted under the Plan to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code. Section 162(m) of the Code limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation qualifies as "performance-based" for 162(m) purposes. Option grants under the Plan will not be subject to the 162(m) deduction limitation if the stockholders approve the option grant limitations discussed above. Therefore, in order to maximize the Company's federal income tax deductions, the Board is requesting that the stockholders approve the option grant limitations of the Plan (as described in the Summary of the Plan contained in Proposal Two of this Proxy) at the Annual Meeting. In the event the stockholders do not approve this Proposal Three, the Company will not be able to make option grants to its Chief Executive Officer and its four other highest paid executive officers under the Company's 1998 Stock Plan.

VOTE REQUIRED

     The approval of the option grant limitation contained in the 1998 Stock Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
       STOCKHOLDERS VOTE FOR THE APPROVAL OF THE OPTION GRANT LIMITATIONS CONTAINED IN THE 1998 STOCK PLAN FOR PURPOSES OF SECTION 162(m) OF
                 THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                                 PROPOSAL FOUR

     RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that the stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors determines that such a change would be in the best interest of the Company

     Effective April 10, 2002, the Company engaged Ernst & Young as the Company's independent accountants. The Company's former independent accountants, KPMG LLP, were dismissed effective April 10, 2002. The decision to change independent accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

     The audit reports of KPMG LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

     During the Company's two most recent fiscal years and the subsequent interim period through April 10, 2002, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to their satisfaction would have caused KPMG LLP to make reference thereto in their report on the financial statements of the Company for such years.

     During the Company's two most recent fiscal years and the subsequent interim period through April 10, 2002, the Company has not consulted with Ernst & Young LLP regarding any of the matters set forth in Items 304(a)(2)(i) and
(ii) of Regulation S-K.

     The Company requested that KPMG LLP furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of the KPMG LLP letter to the Securities and Exchange Commission, dated April 16, 2002 is filed as an exhibit to the Company's report on Form 8-K dated April 10, 2002.

     Representatives of Ernst & Young LLP and KPMG LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and are also expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC
    ACCOUNTANTS TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

           FEES BILLED TO THE COMPANY BY KPMG, LLP DURING FISCAL 2001

AUDIT FEES

     Fees paid by the Company to KPMG LLP for the audit of the Company's December 31, 2001 financial statements included on Form 10-K, and the quarterly reviews of the Company's March 31, 2001, June 30, 2001 and September 30, 2001 financial statements included on Form 10-Q totaled $83,570.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

ALL OTHER FEES

     Fees billed to the Company by KPMG LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company totaled $17,966. These non-audit fees were related to services provided for GAAP accounting advice and tax return services.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the Record Date.

NAME                              AGE                        POSITION
----                              ---                        --------
Remi Barbier....................  42    President, Chief Executive Officer, Chairman of the
                                        Board of Directors and Class III Director
Nadav Friedmann, M.D., Ph.D. ...  59    Chief Operating Officer and Class I Director
Edmon R. Jennings...............  54    Chief Commercialization Officer
David L. Johnson................  48    Chief Financial Officer
Grant L. Schoenhard, Ph.D. .....  57    Chief Scientific Officer
Gert Caspritz, Ph.D.(1)(2)......  52    Class II Director
Michael J. O'Donnell, Esq.......  43    Class I Director and Secretary
Sanford R. Robertson(1)(2)......  70    Class III Director
Richard G. Stevens, CPA(1)......  55    Class II Director

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     There is no family relationship between any director or executive officer of the Company.

     Remi Barbier, the Company's founder, has served as the Company's President, Chief Executive Officer and Chairman since the Company's inception in May 1998. Prior to that time, Mr. Barbier helped in the growth or founding of: Exelixis Inc., a functional genomics company, ArQule, a chemistry company, and EnzyMed (now owned by Albany Molecular Research), a chemistry company. Mr. Barbier served as Chief Operating Officer of Exelixis from January 1996 to May 1998. Prior to that, he was Vice President of Corporate Development and Clinical Project Manager of Xoma Corporation, a biotechnology company, from October 1993 to December 1995. Mr. Barbier is a director of Mendel Biotechnology, Inc. and Poetic Genetics, Inc. Mr. Barbier received his B.A. from Oberlin College and his M.B.A. from the University of Chicago.

     Nadav Friedmann, M.D., Ph.D., has served as director of Pain Therapeutics, Inc. since September 1998 and in October 2001 Dr. Friedmann joined the Company as Chief Operating Officer. Dr. Friedmann is the owner and President of EMET Research Inc., a consulting firm in the pharmaceutical industry. Dr. Friedmann was President and Chief Executive Officer of Daiichi Pharmaceutical Corporation, a pharmaceutical company, from 1997 to April 2000, and before that was a Consultant to the Board of Directors of Daiichi Pharmaceutical Co., Ltd. in Tokyo from 1995 to 1997. From 1992 to 1995, Dr. Friedmann served as Vice President, Clinical Research at Xoma Corporation. From 1980 to 1991, Dr. Friedmann held various leadership positions with Johnson and Johnson, a healthcare company, including the position of Vice President and Head of Research of J&J Biotechnology Center. Prior to that, Dr. Friedmann was Medical Director of Abbott Laboratories. Dr. Friedmann is a graduate of Albert Einstein College of Medicine, where he received an M.D., and of the University of California, San Diego, where he received a Ph.D. degree in Biochemistry.

     Edmon R. Jennings joined Pain Therapeutics, Inc. in February 2000. Prior to that time, Mr. Jennings held senior management positions at Genentech, Inc., including Vice President of Corporate Development from December 1995 to January 2000, Vice President of Sales and Marketing from January 1994 to December 1995 and Vice President of Sales from December 1990 to December 1993. Prior to Genentech, Mr. Jennings held positions with Bristol-Myers Oncology and Bristol Laboratories, both of which were divisions of Bristol-Myers (now Bristol-Myers Squibb), a pharmaceutical company, for approximately twelve years. In May 2001, Mr. Jennings became a member of the Board of Directors for ViroLogic, Inc. Mr. Jennings received his B.A. from the University of Michigan.

     David L. Johnson, CPA, joined Pain Therapeutics, Inc. in January 2000. From November 1998 to December 1999, Mr. Johnson was an independent financial consultant, and acted as Chief Financial Officer at

Aradigm, a drug delivery technology company. From October 1997 to November 1998, Mr. Johnson held positions as Vice President of Finance and Administration of Elan Pharmaceuticals North America and Vice President of Finance and Chief Financial Officer of Athena Neurosciences, both of which were divisions of Elan Pharmaceuticals, a pharmaceutical company. From September 1996 to October 1997, Mr. Johnson was Director of Finance at Gilead Sciences, a biopharmaceutical company. From January 1995 to September 1996, Mr. Johnson was an independent financial consultant and provided accounting services to Chiron, a biotechnology company. From June 1993 to December 1994, Mr. Johnson was Director of Financial Planning and Operational Analysis at Chiron. Mr. Johnson is a former member of the audit staff of KPMG LLP. Mr. Johnson received his B.S. in Accounting from Oklahoma State University.

     Grant L. Schoenhard, Ph.D., joined Pain Therapeutics, Inc. in September 2000 as Vice President of Preclinical Development. In September 2001 Dr. Schoenhard was promoted to Chief Scientific Officer. From February 2000 to September 2000, Dr. Schoenhard was a consultant and provided pharmacodynamic research and development services to various organizations. From September 1998 to February 2000, Dr. Schoenhard was Senior Director of Pharmacokinetics, Drug Metabolism and Pharmacology at Genentech, Inc. From 1974 to July 1998, Dr. Schoenhard held various management positions, including Executive Director of Pharmacokinetics, Drug Metabolism and Radiochemistry at Searle, a pharmaceutical company of Monsanto Corporation. Since December 1998, Dr. Schoenhard has been a member of the Board of Directors of LC Resources. Dr. Schoenhard is also Adjunct Professor of Pharmacology, School of Medicine, University of Pennsylvania. Dr. Schoenhard received his B.S. from Michigan State University and his M.S. and Ph.D. from Oregon State University.

     Gert Caspritz, Ph.D. has served as a director since November 1999. Dr. Caspritz is currently a partner of TVM Techno Venture Management, an international venture capital firm based in Boston, MA and Munich, Germany. Prior to joining TVM in June 1999, he was employed by Hoechst Marion Roussel, now Aventis Pharma, a pharmaceutical company, for over 15 years, most recently as Vice President of New Technologies Licensing. During his tenure at Hoechst Marion Roussel he was a member of various strategy task forces, including the group that negotiated many of Hoechst Marion Roussel's biotechnology collaborations. Dr. Caspritz serves on the board of Coley Pharmaceutical Group, Enanta Pharmaceuticals, Cydex, Inc., Transmolecular, Inc., Transave, Inc., Epicept Corporation, Precision Therapeutics and Tissue Informatics. Dr. Caspritz received his undergraduate degree and his Ph.D. in Biology from the University of Mainz, Germany.

     Michael J. O'Donnell, Esq. Mr. O'Donnell has served as a director since June 1998. Mr. O'Donnell has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company's corporate counsel, since 1993. Mr. O'Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies. Mr. O'Donnell received a J.D. degree, cum laude, from Harvard University and a B.A. degree from Bucknell University, summa cum laude.

     Sanford R. Robertson has served as a director since September 1998. Mr. Robertson has been a general partner of Francisco Partners, a technology investment fund since January 2000. From October 1998 to December 1999 he was President of S. R. Robertson and Co., LLC. Mr. Robertson is the founder and former chairman of Robertson, Stephens & Company, an investment banking firm founded in October 1978, with which Mr. Robertson was associated through September 1998. Mr. Robertson is also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities. Mr. Robertson is also a director of Schwab Fund for Charitable Giving and Netro Corporation. He is also a former director of AIM Management Group Inc. (now AMVESCAP) and BankAmerica Corporation. Mr. Robertson received his B.B.A. and M.B.A. degrees with distinction from the University of Michigan.

     Richard G. Stevens, CPA, has served as director since February 2002 when he was appointed by the Board of Directors. Mr. Stevens is currently the founder and managing director of Hunter Stevens LLC, a boutique business consultancy in San Francisco. Prior to forming Hunter Stevens in 1995, Mr. Stevens served as a partner with both Ernst & Young and Coopers & Lybrand. During his tenure with Coopers & Lybrand, Mr. Stevens was responsible for some of Coopers & Lybrand's bioscience clients in Northern California and San Diego. Mr. Stevens has over 30 years of experience with the design, evaluation and implementation of complex accounting, auditing and SEC matters. He is a former board member of La Jolla Cancer Research. Mr. Stevens received his undergraduate B.S. degree with honors from the University of San Francisco.

DIRECTOR COMPENSATION

     The Company reimburses its officers and directors for expenses incurred in attending any Board of Directors or committee meeting.

     The Company's non-employee directors are eligible to participate in the Company's 1998 Stock Plan. Currently each non-employee director who serves as a director on the date of each annual shareholders meeting receives an option to purchase 20,000 shares of the Company's Common Stock. If the stockholders approve the proposed amendment to the 1998 Stock Plan, an automatic grant of 25,000 shares of Common Stock will be made to a director who first becomes a non-employee director (except those directors who become non-employee directors by ceasing to be employee directors) on the date he or she first attends a meeting of the Board of Directors or one of its committees, and each non-employee director will automatically be granted an option to purchase 25,000 shares of Common Stock on the date of the Company's annual stockholder's meeting, provided he or she will have served on the Company's Board of Directors as of such date. All options automatically granted to non-employee directors will (i) vest as to 25% of the shares subject to the option on each anniversary of the date of grant, subject to his or her continuing to serve as a member of the Board of Directors on such date, (ii) be exercisable only while he or she remains a member of the Board of Directors, (iii) have a term of 10 years, and
(iv) have an exercise price equal to 100% of the fair market value per share of Common Stock on the date of grant.

     Employee directors who meet the eligibility requirements may participate in the Company's 2000 Employee Stock Purchase Plan.

     The Company has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from July 13, 2001 through July 13, 2002 at a total cost of $314,925. The primary carrier is Zurich American.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 2001. No director serving throughout fiscal year 2001 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. Barbier, Mr. O'Donnell, Mr. Robertson and Dr. Friedmann attended all meetings of the Board of Directors. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

     The Audit Committee consists of directors Caspritz, Robertson, and Stevens, each of whom is independent as defined under the National Association of Securities Dealers listing standards. The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by the Company's independent auditors and makes recommendations to the Board of Directors regarding the selection of independent auditors. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee held three meetings during fiscal 2001.

     The Compensation Committee consists of directors Caspritz and Robertson. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company's officers and employees and administers the Company's stock plans and employee benefit plans. The Compensation Committee held two meetings during fiscal 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established the Compensation Committee in March 2000. Prior to establishing the Compensation Committee, the Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of the Compensation Committee has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members has been an officer or employee of the Company while a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 2002, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers, directors and nominees for director of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 27,166,603 shares of Common Stock outstanding as of February 28, 2002. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                                                                         PERCENT OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER(1)              NUMBER OF SHARES   STOCK OUTSTANDING(1)
---------------------------------------              ----------------   --------------------
Delaware Management Holdings(2)....................      2,679,100               9.9%
  2005 Market Street
  Philadelphia, PA 19103
William H. Gates, III(3)...........................      2,000,000               7.4%
  2365 Carillon Point
  Kirkland, WA 98033
TVM Medical Ventures GmbH & Co. KG(4)..............      1,462,694               5.4%
  101 Arch Street, Suite 1950
  Boston, MA 02110
Remi Barbier (5)...................................      8,180,406              30.1%
Gert Caspritz, Ph.D.(6)............................      1,466,529               5.4%
  101 Arch Street, Suite 1950
  Boston, MA 02110
Sanford R. Robertson(7)............................        294,270               1.1%
  2882 Sand Hill Road, Suite 280
  Menlo Park, CA 94025
Nadav Friedmann, M.D., Ph.D.(8)....................        233,520                 *
David L. Johnson, CPA(9)...........................        200,881                 *
Barry M. Sherman, M.D.(10).........................        311,755               1.1%
Michael J. O'Donnell(11)...........................         77,734                 *
Wilson Sonsini Goodrich & Rosati
  650 Page Mill Road
  Palo Alto, CA 94304
Edmon R. Jennings(12)..............................         95,218                 *
Grant L. Schoenhard, Ph.D.(13).....................         38,425                 *
Richard G. Stevens.................................          6,000                 *
  Embarcadero Center One, Suite 3700
  San Francisco, CA 94111
All directors, executive officers and nominees for
  director as a group (10 persons)(14).............     10,904,738              41.3%

---------------

  * Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company's Common Stock.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for directors, executive officers and nominees for director is the Company's address. The applicable percentage of ownership is based on 27,166,603 shares of Common Stock outstanding as of February 28, 2002, adjusted as required by the rules promulgated by the SEC.

 (2) Based on Schedule 13G as filed with the SEC and dated February 7, 2002. Includes 2,318,500 shares held by Delaware Group Select Growth fund.

 (3) Based on Schedule 13G as filed with the SEC and dated July 24, 2000. Includes 2,000,000 shares held by Cascade Investments, LLC, which is controlled by William H. Gates, III.

 (4) Based on Schedule 13G as filed with the SEC and dated February 12, 2002 and on the Form 4 filed for January 2002 by Gert Caspritz, Ph.D., a partner of TVM Techno Venture Management.

 (5) Includes 406 shares issuable pursuant to options exercisable within 60 days of February 28, 2002.

 (6) Includes 1,462,694 shares held by TVM Medical Ventures GmbH & Co. KG. Dr. Caspritz, a director of the Company, is a partner of TVM Techno Venture Management. Dr. Caspritz disclaims beneficial ownership of the shares held by TVM Medical Ventures GmbH & Co. KG, except to the extent of his voting interest in such shares.

 (7) Includes 5,209 shares issued which are subject to a repurchase right held by the Company which lapses over time, and 44,270 shares issuable pursuant to options exercisable within 60 days of February 28, 2002.

 (8) Includes 10,418 shares issued which are subject to a repurchase right held by the Company which lapses over time, and 113,020 shares issuable pursuant to options exercisable within 60 days of February 28, 2002.

 (9) Includes 83,125 shares issued which are subject to a repurchase right held by the Company which lapses over time, and 8,843 shares issuable pursuant to options exercisable within 60 days of February 28, 2002.

(10) Dr. Sherman commenced his employment with the Company in April 1999. Dr. Sherman resigned from his position with the Company in October 2001, but continues to provide consulting services to the Company (see Employment and Other Agreements below). The security ownership information provided is the most recent information available to the Company, as Dr. Sherman is no longer required to publicly disclose his ownership position. Includes 247,091 shares issuable pursuant to options exercisable at December 31, 2001 as reflected on Form 5 for 2001 and which were exercised by Dr. Sherman in January 2002. Also includes 64,664 shares owned by Dr. Sherman as reflected on Form 4 filed in July 2001.

(11) Includes 45,000 shares held by WS Investment Company 98B, 12,162 shares held by WS Investment Company 99B, 1,777 shares held by WS Investment Company 2000A, 5,775 shares held by Michael J. O'Donnell, 521 of which are subject to a repurchase right held by the Company which lapses over time, and 13,020 shares issuable to Mr. O'Donnell pursuant to options exercisable within 60 days of February 28, 2002. Mr. O'Donnell, a director of the Company, is a general partner of WS Investment Company. Mr. O'Donnell disclaims beneficial ownership of the shares held by WS Investment Company, except to the extent of his partnership interest in such shares. Mr. O'Donnell is also a partner in Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company's corporate counsel.

(12) Includes 76,468 shares issuable pursuant to options exercisable within 60 days of February 28, 2002.

(13) Includes 38,425 shares issuable pursuant to options exercisable within 60 days of February 28, 2002.

(14) Includes 294,452 shares issuable pursuant to options exercisable within 60 days of February 28, 2002.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued during fiscal years 2001, 2000 and 1999 to the Company's President and Chief Executive Officer, each of the Company's three other most highly compensated executive officers and the Company's Chief Operating Officer who would have been included as one of the most highly compensated executive officers had he been employed by the Company for the entire year.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                        ANNUAL COMPENSATION    SECURITIES
                                               FISCAL   -------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR     SALARY     BONUS      OPTIONS(#)    COMPENSATION(1)
---------------------------                    ------   --------   --------   ------------   ---------------
Remi Barbier(2)..............................   2001    $359,321   $100,000       1,500          $ 4,532
  President, Chief Executive Officer            2000    $312,500   $ 45,000          --          $10,085
  and Chairman of the Board                     1999    $176,042         --          --          $ 7,217

Nadav Friedmann, M.D., Ph.D.(3)..............   2001    $ 72,265         --     550,000          $20,255
  Chief Operating Officer and Director          2000          --         --      50,000               --
                                                1999          --         --      25,000               --

Barry M. Sherman, M.D.(4)....................   2001    $264,410   $ 30,000      51,500          $ 1,486
  Executive Vice President and                  2000    $249,559   $ 15,000          --          $ 1,189
  Chief Medical Officer                         1999    $132,275         --     600,000               --

Edmon R. Jennings(5).........................   2001    $209,660   $ 40,000      46,500            2,100
  Chief Commercialization Officer               2000    $183,476   $ 15,000     225,000          $ 1,400
                                                1999          --         --          --               --

David L. Johnson(6)..........................   2001    $204,660   $ 40,000      46,500          $ 1,847
  Chief Financial Officer                       2000    $177,125   $ 25,000     190,000(7)       $ 1,231
                                                1999          --         --          --               --

Grant L. Schoenhard, Ph.D.(8)................   2001    $194,660   $ 20,000      76,500          $ 1,677
  Chief Scientific Officer                      2000    $ 54,356         --      50,000          $   978
                                                1999          --         --          --               --

---------------
(1) All other compensation includes life insurance paid by the Company on behalf of the executive officers and $18,161 in relocation expense for Dr. Friedmann paid in 2001.

(2) Mr. Barbier, the Company's founder, commenced his employment at the Company's inception in May 1998.

(3) Dr. Friedmann has served as a director of the Company since September 1998 and commenced his employment with the Company in October 2001.

(4) Dr. Sherman commenced his employment with the Company in April 1999. Dr. Sherman resigned from his position with the Company in October 2001, but continues to provide consulting services to the Company (see Employment and Other Agreements below). The consulting fees earned by Dr. Sherman in 2001 are included in his salary information in the above table.

(5) Mr. Jennings commenced his employment with the Company in February 2000.

(6) Mr. Johnson commenced his employment with the Company in January 2000.

(7) Mr Johnson purchased 190,000 shares of common stock at an exercise price of $0.20 per share subject to a repurchase right held by the Company which lapses over a period of four years, beginning January 3, 2000 (the date on which Mr. Johnson commenced employment with the Company), at a rate of 1/48 per month. At December 31, 2001, 98,959 of such shares remained subject to the Company's right of repurchase.

(8) Dr. Schoenhard commenced his employment with the Company in September 2000.

OPTION GRANTS IN 2001

     The following table sets forth information concerning grants of stock options to each of the executive officers named in the table above during 2001. All options granted to these executive officers in 2001 were granted under the 1998 Stock Plan, as amended. Except as otherwise noted, one forty-eighth of the shares subject to each option vests and becomes exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to each option vests each month thereafter. The percent of the total options set forth below is based on an aggregate of 1,423,000 options granted to employees and consultants during 2001.

     Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the Company's future Common Stock price.

                                       PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF    TOTAL OPTIONS                               ASSUMED ANNUAL RATES OF
                         SECURITIES    GRANTED TO                                 STOCK APPRECIATION FOR
                         UNDERLYING     EMPLOYEES     EXERCISE                          OPTION TERM
                          OPTIONS        DURING       PRICE PER   EXPIRATION   -----------------------------
NAME                      GRANTED       PERIOD(%)       SHARE        DATE           5%              10%
----                     ----------   -------------   ---------   ----------   -------------   -------------
Remi Barbier...........     1,500          0.11%        $8.80      3/16/2006    $    3,647      $    8,059
Nadav Friedmann, M.D.,
  Ph.D. ...............   550,000         38.65%        $6.78     10/23/2011    $2,345,148      $5,943,066
Barry M. Sherman,
  M.D.(1)..............     1,500          0.11%        $8.00      3/16/2011    $    7,547      $   19,125
Barry M. Sherman,
  M.D.(1)..............    50,000          3.51%        $7.30      7/14/2011    $  229,547      $  581,716
Edmon R. Jennings......     1,500          0.11%        $8.00      3/16/2011    $    7,547      $   19,125
Edmon R. Jennings......    45,000          3.16%        $7.30      7/14/2011    $  206,592      $  523,544
David L. Johnson, CPA..     1,500          0.11%        $8.00      3/16/2011    $    7,547      $   19,125
David L. Johnson, CPA..    45,000          3.16%        $7.30      7/14/2011    $  206,592      $  523,544
Grant L. Schoenhard,
  Ph.D. ...............    51,500          3.62%        $8.00      3/16/2011    $  259,105      $  656,622
Grant L. Schoenhard,
  Ph.D. ...............    25,000          1.76%        $7.30      7/14/2011    $  114,773      $  290,858

---------------
(1) Dr. Sherman commenced his employment with the Company in April 1999. Dr. Sherman resigned from his position with the Company in October 2001, but continues to provide consulting services to the Company (see Employment and Other Agreements below).

AGGREGATE OPTION EXERCISES IN 2001 AND VALUES AT DECEMBER 31, 2001

     The following table sets forth information concerning exercisable and unexercisable stock options held by the executive officers named in the summary compensation table at December 31, 2001. The value of unexercised in-the-money options is based on the fair market value per share, as of December 31, 2001, of the Company's Common Stock underlying the options minus the actual exercise prices. All options were granted under the Company's 1998 Stock Plan, as amended. Except as otherwise noted, these options vest over four years and otherwise generally conform to the terms of the Company's 1998 Stock Plan, as amended.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS AT                    OPTIONS AT
                             SHARES                      DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                        EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Remi Barbier.............       --           --           281          1,219      $      326     $      439
Nadav Friedmann, M.D.,
  Ph.D. .................       --           --        60,936        564,064      $  357,439     $1,536,061
Barry M. Sherman,
  M.D.(2)................       --           --       247,091             --      $2,209,845     $       --
Edmon R. Jennings........       --           --        89,344        163,406      $  697,546     $1,070,894
David L. Johnson, CPA....       --           --         4,968         41,532      $    9,044     $   76,396
Grant L. Schoenhard,
  Ph.D. .................       --           --        12,260         64,240      $   16,044     $   90,196

---------------
(1) Value is determined by subtracting the exercise price of an option from the $9.16 per share fair market value of the Company's Common Stock as of December 31, 2001.

(2) Dr. Sherman commenced his employment with the Company in April 1999. Dr. Sherman resigned from his position with the Company in October 2001, but continues to provide consulting services to the Company (see Employment and Other Agreements below).

EMPLOYMENT AND OTHER AGREEMENTS

     In July 1998, the Company entered into an initial employment agreement with Mr. Barbier. Under the terms of the agreement as amended by the Board of Directors, Mr. Barbier receives an annual salary of $370,000, and is eligible to receive an annual bonus in an amount to be determined by the Board of Directors. The initial term of the agreement was three years, but it automatically renews for consecutive one-year terms unless the Company or Mr. Barbier terminates the agreement earlier on sixty days' notice. The agreement entitles Mr. Barbier to serve on the Board of Directors for as long as he is the Company's President and Chief Executive Officer. Thereafter, he will remain a member of the Board of Directors only if the Company terminates his employment without cause. The agreement also provides that if the Company terminates Mr. Barbier without cause, the Company must pay him his salary for twelve months following the date of his termination and relinquish its right to repurchase any of his shares of its Common Stock. As of December 31, 2001, all shares of Common Stock subject to this agreement were fully vested.

     In March 1999, the Company executed an employment offer letter for Dr. Sherman. Under the terms of this agreement as amended by the Board of Directors, Dr. Sherman received an annual salary of $250,000. The offer letter provided that Dr. Sherman's employment may be terminated at any time by either Dr. Sherman or the Company upon thirty days' notice. Dr. Sherman resigned from his position with the Company in October 2001, at which time the Company entered into a Consulting Agreement, Settlement Agreement and Mutual Release with Dr. Sherman. Under the terms of that agreement Dr. Sherman will receive $21,667 per month for a period of six months beginning October 2001 and will be reimbursed for COBRA expenses for himself and his spouse during that period.

     The Company executed employment offer letters for Mr. Johnson and Mr. Jennings in November and December 1999, respectively. Pursuant to these offer letters, as amended by the Board of Directors, Mr. Johnson and Mr. Jennings receive annual base salaries of $210,000 and $215,000, respectively. In addition, Mr. Johnson was permitted to purchase 190,000 shares of the Company's Common Stock at a per share exercise price of $0.20 subject to the Company's repurchase right, and Mr. Jennings received an option to purchase 225,000 shares of the Company's Common Stock at a per share exercise price of $1.00. The Company may terminate either officer's employment at any time and for any reason or no reason. However, if the Company terminates Mr. Johnson's or Mr. Jennings' employment without cause, the Company must pay severance equal to such officer's base salary until the sooner of the date that he secures new employment, or the date that is three months after the date of his termination. The Company is not obligated to pay either officer any severance if such officer voluntarily terminates his employment, or if the Company terminates such officer for cause.

     The Company executed an employment offer letter with Dr. Friedmann in October 2001. Under the terms of the agreement, Dr. Friedmann receives an annual base salary of $300,000 and received an option to purchase 550,000 shares of the Company's Common Stock at the fair market value of the Company's Common Stock on the date of the grant, which was $6.78 per share. In addition, the Company agreed to reimburse Dr. Friedmann for reasonable relocation expenses not to exceed $30,000. The Company may terminate Dr. Friedmann's employment at any time and for any reason or no reason.

     The Company executed an employment offer letter with Dr. Schoenhard in September 2000. Under the terms of the agreement, as amended by the Board of Directors, Dr. Schoenhard receives an annual base salary of $205,000 and received an option to purchase 50,000 shares of the Company's Common Stock at the fair market value of the Company's Common Stock on the date of the grant, which was $18.625 per share. The Company may terminate Dr. Schoenhard's employment at any time and for any reason or no reason. However, if the Company terminates Dr. Schoenhard's employment without cause, the Company must pay severance equal to his base salary until the sooner of the date that he secures new employment, or the date that is three months after the date of his termination. The Company is not obligated to pay Dr. Schoenhard any severance if he voluntarily terminates his employment, or if the Company terminates his employment for cause.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company's executive officers during the fiscal year ended December 31, 2001. Actual compensation earned during fiscal 2001 by the named executive officers is shown in the Summary Compensation Table above under "Executive Compensation."

INTRODUCTION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and recommends to the Board of Directors the compensation plans and specific compensation levels for executive officers. One of the Committee's goals is to ensure that the Company's executive compensation programs are competitive with those of regional companies in our industry. In addition, the Committee strives to enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the achievement of certain corporate and individual goals, and by providing rewards for meeting or exceeding those goals.

COMPENSATION PROGRAMS

     Base Salary. The Committee recommends base salaries for executive officers, and reviews such salaries on an annual basis. In general, the salaries of executive officers are based upon a review of surveys of publicly held companies in our industry and of a similar size to the Company. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

     Bonuses. The Committee recommends bonuses for executive officers to the Board of Directors. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria, including, among other criteria, progress towards or achievement of milestones in such executive's area of responsibility and with respect to the Company's financial performance generally.

     Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over a four year period as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives' ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

COMPENSATION LIMITATIONS

     The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Remi Barbier, a founder of the Company, is the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. The Committee uses the performance criteria described above in setting the base salary and bonus for Mr. Barbier, except that his salary is adjusted according to whether overall corporate, rather than individual, objectives were met. The Committee evaluated market data for similar positions and considered overall performance in determining Mr. Barbier's total compensation. The Committee and the Board of Directors determined that it was appropriate to increase Mr. Barbier's base salary from $350,000 to $370,000 effective July 14, 2001. Mr. Barbier was also awarded a cash bonus of $100,000 in 2001. Mr. Barbier was granted stock options to purchase 1,500 shares of Common Stock in fiscal 2001.

                                          Respectfully Submitted By:

                                          MEMBERS OF THE COMPENSATION
                                          COMMITTEE

                                          Gert Caspritz, Ph.D.
                                          Sanford R. Robertson

Dated: April 26, 2002

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee of the Board of Directors. The purpose of the Audit Committee is to monitor the Company's system of internal accounting controls, to make recommendations to the Board of Directors regarding the selection of independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Directors' attention.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with management and KPMG LLP, the Company's independent auditors for such period. In addition, the Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from KPMG LLP as required by the American Institute of Certified Public Accountants and the Audit Committee has discussed the independence of KPMG LLP with that firm. The Audit Committee also has considered the non-audit services provided by KPMG LLP and determined that the services provided are compatible with maintaining the independent auditor's independence.

     Based on the Audit Committee's review of the matters noted above and its discussions with KPMG LLP and the Company's management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K. This report has been provided by Gert Caspritz, Ph.D., Sanford R. Robertson, and Richard G. Stevens, CPA, the members of the Audit Committee.

                                          Respectfully Submitted by:

                                          MEMBERS OF THE AUDIT COMMITTEE

                                          Gert Caspritz, Ph.D.
                                          Sanford R. Robertson
                                          Richard G. Stevens, CPA, Chairman

Dated: April 26, 2002

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq Index and of the Nasdaq Pharmaceutical Composite Index for the period commencing July 14, 2000 and ending on December 31, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

           COMPARISON OF HISTORICAL CUMULATIVE TOTAL RETURN(*) AMONG
            PAIN THERAPEUTICS, INC., NASDAQ COMPOSITE INDEX AND THE
                     NASDAQ PHARMACEUTICAL COMPOSITE INDEX

                              (PERFORMANCE GRAPH)
---------------

(*) The graph assumes that $100 was invested on July 14, 2000, in the Company's
    Common Stock, at the offering price of $12.00 per share, and $100 was invested on June 30, 2000, in the Nasdaq Composite Index and the Nasdaq Pharmaceutical Composite Index, and that all dividends were reinvested. The Company has not declared or paid any dividends on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                    CUMULATIVE TOTAL RETURN AT PERIOD ENDED

----------------------------------------------------------------------------------
                                                   7/14/00    12/31/00    12/31/01
----------------------------------------------------------------------------------
 Pain Therapeutics, Inc.                           100.00      123.96      76.33
 NASDAQ Composite Index                            100.00       61.67      48.89
 Nasdaq Pharmaceutical Composite Index             100.00       91.30      77.98

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors," "Report of the Audit Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to
Section 16(a). Gert Caspritz, Ph.D., a director and beneficial owner of greater than 5% of the Common Shares of the Company, did not file a Form 4 in January 2001 or in December 2001 to reflect that a change in beneficial ownership had occurred. Dr. Caspritz is a partner of TVM Techno Venture Management and disclaims beneficial ownership of the shares held by TVM Management Corporation and TVM Medical Ventures GmbH & Co. KG, except to the extent of his voting interest in such shares. The January 2001 transaction was a distribution of 56,534 shares of the Company's Common Stock from TVM Management Corporation, the General Partner to TVM III Limited Partnership. The December 2001 transaction was for the sale of 164,410 shares the Company's Common Stock by TVM Medical Ventures GmbH & Co. KG. Dr. Caspritz subsequently filed a Form 5 to reflect this activity. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2001, with the above noted exception, our remaining executive officers and directors of the Company complied with all applicable filing requirements.

                         CERTAIN BUSINESS RELATIONSHIPS

     Since our inception, and during the last fiscal year, Wilson Sonsini Goodrich & Rosati, Professional Corporation has provided legal services to us. One of the directors of the Company, Michael O'Donnell, Esq., is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Wilson Sonsini Goodrich & Rosati, Professional Corporation beneficially owns an aggregate of 77,734 shares of the Company's Common Stock. The Company paid $236,900 to Wilson Sonsini Goodrich & Rosati for services provided to the Company in fiscal 2001.

     During the last fiscal year, EMET Research Inc., a consulting firm in the pharmaceutical industry, provided consultation regarding clinical trials design, data review and interpretation. Nadav Friedmann, M.D., Ph.D., an officer and director of the Company, is the owner and President of EMET Research Inc. EMET Research Inc. has not provided any services to the Company subsequent to the time Dr. Friedmann became an officer and employee of the Company.

     In April 2001 the Company granted a full-recourse loan to David L. Johnson, an officer of the Company, in the amount of $80,000. The note bears interest at the rate of 8% per annum and is due in 2004. In January 2002, the Company entered into an agreement with Mr. Johnson, whereby the Company agreed to make the effect of a discrepancy in his Restricted Stock Purchase Agreement neutral to Mr. Johnson by making the aforementioned loan to him and agreeing to reimburse him for any additional taxes he might have to pay.

     Except as noted above, during the last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Employment and Other Agreements" and (2) the transactions described below.

INVESTOR RIGHTS AGREEMENT

     The Company has entered into an agreement with the former holders of the Company's preferred stock, including Nadav Friedmann, M.D., Ph.D., Sanford Robertson, Michael J. O'Donnell, Esq. and entities affiliated with Cascade Investments, LLC, TVM Techno Venture Management III GmbH, Blue Ridge Limited Partnership, William H. Gates, III, John Griffin, Gert Caspritz, Ph.D. and Michael J. O'Donnell, Esq., pursuant to which former preferred stockholders will have registration rights with respect to their shares of Common Stock. The registration rights provide that if the Company proposes to register any securities under the Securities Act, either for the Company's own account or for the account of other security holders exercising registration rights, they are entitled to notice of the registration and are entitled to include shares of their Common Stock in the registration. This right is subject to conditions and limitations, including the right of the underwriters in an offering to limit the number of shares included in the registration. The holders of these shares may also require the Company to file up to two registration statements under the Securities Act at the Company's expense with respect to their shares of Common Stock. The Company is required to use its best efforts to effect these registrations, subject to conditions and limitations. Furthermore, the holders of these shares may require the Company to file additional registration statements on Form S-3, subject to conditions and limitations. These rights terminate on the earlier of five years after the effective date of the Company's July 14, 2000 initial public offering, the date on which all shares subject to these registration rights have been sold to the public, or when a holder is able to sell all its shares pursuant to Rule 144 under the Securities Act in any 90-day period.

     Upon the completion of the Company's initial public offering, all shares of the Company's outstanding preferred stock were automatically converted into an equal number of shares of Common Stock. Dr. Caspritz, one of the Company's directors, is a Partner of TVM Techno Venture Management, an entity considered a 5% shareholder. Dr. Caspritz disclaims beneficial ownership of the securities held by TVM Medical Ventures GmbH & Co. KG, except to the extent of his voting interest in such shares. Mr. Barbier is the Company's President, Chief Executive Officer, Chairman of the Board of Directors and a 5% stockholder. WS Investment Company 98B, WS Investment Company 99B and WS Investment Company 2000A are affiliated entities. Mr. Michael O'Donnell, Esq., one of the Company's directors, is a general partner of WS Investment Company. Mr. O'Donnell disclaims beneficial ownership of the securities held by such entities, except for his proportional interest in the entities.

INDEMNIFICATION, CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements will require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 26, 2002

PROXY

                             PAIN THERAPEUTICS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 30, 2002

                             YOUR VOTE IS IMPORTANT


THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 26, 2002. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

          -    COMPLETE AND RETURN A WRITTEN PROXY CARD

          -    ATTEND THE COMPANY'S 2002 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.


--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --



                             PAIN THERAPEUTICS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2002

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 30, 2002 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the "Signatory"), revoking all prior proxies, hereby appoints Remi Barbier and David L. Johnson, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the Common Stock of the Company held or owned by or standing in the name of the Signatory on the Company's books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 30, 2002, at 10:00 a.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California 94304 and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes said Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor thereof. The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any continuation or adjournment thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report and the Annual Report on Form 10-K.

                                                             Please mark
                      PAIN THERAPEUTICS, INC.                your votes as
                                                             indicated in    [X]
                                                             this example.




             DIRECTORS RECOMMEND VOTE FOR ALL NOMINEES AND PROPOSALS

VOTE ON DIRECTORS                                            WITHHOLD    FOR ALL
                                                               ALL       EXCEPT
1.  To elect two (2) Class II Directors, each to serve         [  ]       [  ]
    for a three year term and until their successors are duly elected and qualified (Proposal One);

    Nominees: 01) Gert Caspritz, Ph.D.     02) Richard G. Stevens, CPA

    To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.


---------------------------------------


VOTE ON PROPOSALS
2. To approve the amendment of the Company's 1998 Stock Plan to provide for (i) initial stock option grants to non-employee directors to purchase 25,000 shares of Common Stock to be granted on the date of the first Board of Directors or other Committee meeting attended by a non-employee director and
    (ii) an increase in annual stock option grants to non-employee directors from 20,000 shares to 25,000 shares of Common Stock to be granted on the date of each Annual Meeting of Stockholders (Proposal Two).

                   FOR             AGAINST           ABSTAIN

                   [  ]             [  ]               [  ]

3. To approve the option grant limitations contained in the 1998 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Proposal Three);

                   FOR             AGAINST           ABSTAIN

                   [  ]             [  ]               [  ]

4. To ratify the appointment of Ernst & Young LLP as independent public accountants to the Company for the fiscal year ending December 31, 2002 (Proposal Four); and

                   FOR             AGAINST           ABSTAIN

                   [  ]             [  ]               [  ]

5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                              The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 11, 2002 are entitled to notice of and to vote at the meeting.

                              Sincerely,

                              /s/ Michael J. O'Donnell
                              --------------------------------
                              Michael J. O'Donnell
                              Secretary
                              South San Francisco, California
                              April 26, 2002




Signature
          ----------------------------------------
Signature (Joint Owners)                                    Date
                        -----------------------------------      ---------------


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                                [BUTTERFLY LOGO]

                             PAIN THERAPEUTICS, INC.
                               C/O MIDTOWN STATION
                                  P.O. BOX 892
                             NEW YORK, NY 10018-0968

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Pain Therapeutics, Inc., c/o Midtown Station, P.O. Box 892, New York, NY 10018-0968.

                                 VOTE IN PERSON

Attend the Company's Annual Meeting of Stockholders on May 30, 2002 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, and vote in person at the meeting.